                                                                    Exhibit 99.1


(UNIFIRST CORPORATION LOGO)



UNIFIRST CORPORATION                         NEWS RELEASE
68 Jonspin Road
Wilmington, MA 01887-1086                    contact:  John B. Bartlett
Telephone 978-658-8888 Ext 520                         Senior Vice President
Facsimile 978-988-0659                                 jbartlett@unifirst.com

                   UNIFIRST ANNOUNCES RECORD FINANCIAL RESULTS
                FOR SECOND QUARTER AND FIRST HALF OF FISCAL 2004

Wilmington, MA (March 31, 2004) -- UniFirst Corporation (NYSE: UNF) today announced record revenues and earnings for the second quarter and first half of fiscal 2004, which ended February 28, 2004.

Revenues for the second quarter of fiscal 2004 were $177.4 million, a 21.2 percent increase from $146.4 million in the same period a year ago. Acquisitions, primarily Textilease, accounted for 14.4 percent of the revenue growth for the quarter. Second quarter net income was a record $6.6 million, or $0.34 per basic share, a 74.7 percent increase from last year's $3.8 million, or $0.20 per basic share.

For the first half of fiscal 2004 revenues were a record $358.3 million, a 21.2 percent increase from $295.6 million for the first half of fiscal 2003. Acquisitions, again primarily Textilease, accounted for 15.3 percent of this revenue growth. Income before cumulative effect of accounting change was $16.1 million, or $0.84 per basic share, a 29.6 percent increase from last year's $12.4 million, or $0.65 per basic share. In the first quarter of fiscal 2003 the company recorded an expense of $2.2 million, net of tax, as a result of implementing SFAS 143 regarding long lived assets. Net income increased 58.0 percent, from $10.2 million, or $0.53 per basic share in fiscal 2003 to a record $16.1 million or $0.84 per basic share in fiscal 2004.

"We're delighted with these record financial results," said Ronald D. Croatti, UniFirst's President and Chief Executive Officer. "The integration of Textilease is going well and according to plan. We're pleased to be able to show this revenue growth in a period where acquiring new rental customers has been a bit of a struggle. Buyer confidence has been impacted by economic conditions and lingering uncertainty about the recovery has had an effect on our new sales. Improved earnings were due primarily to better performance in our core laundry operations. We're optimistic that fiscal 2004 will be a very good year."

The Company will hold a conference call today at 4:00 PM (EST) to discuss its quarterly financial results, business highlights and outlook. A simultaneous live webcast of the call will be available over the Internet,
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and replays of the webcast will be available until April 22, 2004. The webcast can be accessed at www.unifirst.com.

UniFirst is one of the largest providers of workplace uniforms and protective clothing in North America. The Company employs over 9,000 team partners who serve more than 175,000 customer locations in 46 states, Canada and Europe from 170 manufacturing, distribution and customer service facilities.

The Private Securities Litigation Reform Act of 1995 provides a safe harbor for certain forward-looking statements. This public announcement may contain forward-looking statements that reflect the Company's current views with respect to future events and financial performance. These forward-looking statements are subject to certain risks and uncertainties. The words "anticipate" and "should," and other expressions that indicate future events and trends identify forward-looking statements. Actual future results may differ materially from those anticipated depending on a variety of factors, including, but not limited to, performance of acquisitions; economic and business changes; fluctuations in the cost of materials, fuel and labor; economic and other developments associated with the on-going war on terrorism; strikes and unemployment levels; demand and price for the Company's products and services; improvement in under performing rental operations; and the outcome of pending and future litigation and environmental matters.

                                 [Tables follow]
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UNIFIRST CORPORATION AND SUBSIDIARIES
CONDENSED CONSOLIDATED STATEMENTS OF INCOME
(unaudited)

                                                          Twenty-six      Twenty-six        Thirteen        Thirteen
                                                         weeks ended     weeks ended     weeks ended     weeks ended
        (In thousands, except per share data)           February 28,        March 1,    February 28,        March 1,
                                                                2004            2003            2004            2003
---------------------------------------------------------------------------------------------------------------------
Revenues                                                   $ 358,305       $ 295,604       $ 177,407       $ 146,425
---------------------------------------------------------------------------------------------------------------------

Costs and expenses:
   Operating costs                                           230,801         191,141         115,713          98,451
   Selling and administrative expenses                        73,861          63,550          37,034          31,651
   Depreciation and amortization                              22,727          19,688          11,699           9,804
---------------------------------------------------------------------------------------------------------------------
                                                             327,389         274,379         164,446         139,906
---------------------------------------------------------------------------------------------------------------------

Income from operations                                        30,916          21,225          12,961           6,519
---------------------------------------------------------------------------------------------------------------------

Other expense (income):
   Interest expense                                            6,244           2,192           3,002           1,098
   Interest income                                              (631)           (833)           (339)           (565)
   Interest rate swap income                                    (900)           (360)           (420)           (151)
---------------------------------------------------------------------------------------------------------------------
                                                               4,713             999           2,243             382
---------------------------------------------------------------------------------------------------------------------

Income before income taxes                                    26,203          20,226          10,718           6,137
Provision for income taxes                                    10,088           7,787           4,126           2,363
---------------------------------------------------------------------------------------------------------------------

Income before cumulative effect of accounting change          16,115          12,439           6,592           3,774
---------------------------------------------------------------------------------------------------------------------

Cumulative effect of accounting change
 (net of income tax benefit of $1,404 in fiscal 2003)             --           2,242              --              --
---------------------------------------------------------------------------------------------------------------------

Net income                                                 $  16,115       $  10,197       $   6,592       $   3,774
=====================================================================================================================

Weighted average number of shares outstanding:
----------------------------------------------
     basic                                                    19,187          19,193          19,190          19,168
---------------------------------------------------------------------------------------------------------------------
     diluted                                                  19,249          19,240          19,253          19,208
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Income per share -- basic:
--------------------------
Before cumulative effect of accounting change              $    0.84       $    0.65       $    0.34       $    0.20
Cumulative effect of accounting change                            --           (0.12)             --              --
---------------------------------------------------------------------------------------------------------------------
Net income                                                 $    0.84       $    0.53       $    0.34       $    0.20
---------------------------------------------------------------------------------------------------------------------

Income per share -- diluted:
----------------------------
Before cumulative effect of accounting change              $    0.84       $    0.65       $    0.34       $    0.20
Cumulative effect of accounting change                            --           (0.12)             --              --
---------------------------------------------------------------------------------------------------------------------
Net income                                                 $    0.84       $    0.53       $    0.34       $    0.20
=====================================================================================================================

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UNIFIRST CORPORATION AND SUBSIDIARIES
CONDENSED CONSOLIDATED BALANCE SHEETS
(unaudited)

                 (In thousands)                    February 28,      August 30,        March 1,
                                                           2004        2003 (a)            2003
------------------------------------------------------------------------------------------------
Assets
Current assets:
   Cash                                               $  12,684       $   6,053       $   5,350
   Receivables                                           72,912          57,941          60,694
   Inventories                                           32,764          25,355          25,208
   Rental merchandise in service                         63,596          60,490          56,870
   Deferred tax assets                                    1,734           5,591           5,641
   Prepaid expenses                                       1,385             407             307
------------------------------------------------------------------------------------------------
      Total current assets                              185,075         155,837         154,070
------------------------------------------------------------------------------------------------
Property and equipment:
   Land, buildings and leasehold improvements           236,415         221,487         214,889
   Machinery and equipment                              258,650         238,820         237,516
   Motor vehicles                                        68,423          66,081          65,076
------------------------------------------------------------------------------------------------
                                                        563,488         526,388         517,481
   Less - accumulated depreciation                      269,476         251,806         246,433
------------------------------------------------------------------------------------------------
                                                        294,012         274,582         271,048
------------------------------------------------------------------------------------------------
Other assets                                            244,155          84,168          84,739
------------------------------------------------------------------------------------------------
                                                      $ 723,242       $ 514,587       $ 509,857
================================================================================================

Liabilities and Shareholders' Equity
Current liabilities:
   Current maturities of long-term obligations        $   1,442       $   2,493       $   3,049
   Notes payable                                             --             104           1,350
   Accounts payable                                      30,859          30,678          34,364
   Accrued liabilities                                   72,801          53,670          56,370
   Accrued income taxes                                     448              --              --
------------------------------------------------------------------------------------------------
      Total current liabilities                         105,550          86,945          95,133
------------------------------------------------------------------------------------------------
Long-term obligations, net of current maturities        232,404          67,319          73,932
Deferred income taxes                                    33,855          24,943          23,243
------------------------------------------------------------------------------------------------
Shareholders' equity:
   Common stock                                           1,063           1,060           1,055
   Class B common stock                                   1,016           1,018           1,021
   Treasury stock                                       (26,005)        (26,005)        (26,005)
   Capital surplus                                       12,926          12,693          12,546
   Retained earnings                                    362,871         348,043         332,505
   Accumulated other comprehensive loss                    (438)         (1,429)         (3,573)
------------------------------------------------------------------------------------------------
      Total shareholders' equity                        351,433         335,380         317,549
------------------------------------------------------------------------------------------------
                                                      $ 723,242       $ 514,587       $ 509,857
================================================================================================

(a) Condensed from audited financial statements